                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            VERIZON NEW ENGLAND INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

             NEW YORK                                       04-1664340
             --------                                       ----------
(State of incorporation or organization)       (IRS Employer Identification No.)

                               185 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 743-9800
                       -----------------------------------
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                           Name of each exchange on which
   to be so registered                            each class is to be registered
   -------------------                            ------------------------------




  7% Debentures, Series B, due 2042                New York Stock Exchange, Inc.


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates (if applicable):

         333-63884

Securities to be registered pursuant to Section 12(g) of the Act:

         Not applicable.

Item 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED

          The material set forth in the sections captioned "Description of the QUIBS" and "Description of the Debentures" in the prospectus supplement and prospectus, respectively, filed with the Securities and Exchange Commission on May 2, 2002 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.  EXHIBITS

         None.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             VERIZON NEW ENGLAND INC.




                                             By: /s/ David S. Kauffman
                                                -------------------------------
                                                Name:   David S. Kauffman
                                                Title:  Assistant Secretary


Dated:  May 15, 2002